As filed with the Securities and Exchange Commission on March 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BJ SERVICES COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	63-0084140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4601 Westway Park Blvd.

Houston, Texas 77041

(Address of Principal Executive Offices)

BJ SERVICES COMPANY

Amended and Restated 2003 Incentive Plan

(Full Title of the Plan)

Margaret B. Shannon

Vice President—General Counsel

4601 Westway Park Blvd.

Houston, Texas 77041

(713) 462-4239

(Name and address of agent for service)

Copy to:

Melinda Brunger

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.10 per share(3)	7,000,000 shares	$9.095	$63,665,000	$2,503

(1)	This Registration Statement also covers additional shares of common stock which become issuable under the Amended and Restated 2003 Incentive Plan with respect to the securities registered hereunder by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or the like.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant’s common stock on the New York Stock Exchange on March 6, 2009.
(3)	Includes the preferred share purchase rights (as adjusted and as subject to further adjustment in certain events, including stock splits, stock dividends or similar transactions) associated with common stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering the issuance of up to an additional 7,000,000 shares of the Registrant’s common stock that may be issued pursuant to the Registrant’s Amended and Restated 2003 Incentive Plan (the “Plan”). These shares are in addition to the 8,000,000 shares of common stock (after giving effect to a stock split on July 28, 2005) that may be issued under the Plan pursuant to the Registration Statement on Form S-8, File No. 333-118493, filed with the Securities and Exchange Commission on August 23, 2004 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the Commission (File No. 001-10570) are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Commission on November 26, 2008;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008 filed with the Commission on February 9, 2009;

•	Our Current Reports on Form 8-K filed on March 5, 2009, January 12, 2009 and November 17, 2008;

•	The description of our Common Stock set forth in the registration statement on Form 8-A/A dated November 14, 2001;

•	The description of our Series A Junior Participating Preferred Stock set forth in the registration statement on Form 8-A/A dated October 15, 2002; and

•

All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

4.1	Certificate of Incorporation, as amended as of October 22, 1996 (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999).

4.2	Certificate of Amendment to Certificate of Incorporation, dated January 22, 1998 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999).

4.3	Certificate of Amendment to Certificate of Incorporation, dated May 10, 2001 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4.4	Certificate of Amendment to Certificate of Incorporation, dated January 31, 2006 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, dated September 26, 1996 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1996).

4.6	Amended and Restated Bylaws, as of December 6, 2007 (filed as Exhibit 3.1 to the Company’s Current Report of Form 8-K dated December 6, 2007).

4.7	Specimen Common Stock Certificate of BJ Services Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 33-35187)).

4.8	Amended and Restated Rights Agreement dated September 26, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-K dated October 21, 1996).

4.9	First Amendment to Amended and Restated Rights Agreement and Appointment of Rights Agent, dated March 31, 1997, among the Company, First Chicago Trust Company of New York and The Bank of New York (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1997).

4.10	Second Amendment to Amended and Restated Rights Agreement dated as of September 26, 2002, between the Company and The Bank of New York (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 26, 2002).

4.11	Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 12, 2006).

4.12	First Supplemental Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 5.75% Senior Notes due 2011 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2006).

4.13	Third Supplemental Indenture, dated May 19, 2008, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008).

4.14	Amended and Restated 2003 Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on December 19, 2008).

5.1 *	Opinion of Andrews Kurth LLP.

23.1 *	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

23.2 *	Consent of Deloitte & Touche LLP.

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 9, 2009.

BJ SERVICES COMPANY

By:	/s/ J.W. Stewart
Name:	J.W. Stewart
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. W. Stewart, Jeffrey E. Smith and Margaret B. Shannon, and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on March 9, 2009.

Name and Signature	Title

/s/ J.W. Stewart J.W. Stewart	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Director)

/s/ Jeffrey E. Smith Jeffrey E. Smith	Executive Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

/s/ L. Scott Biar L. Scott Biar	Vice President and Controller (Principal Accounting Officer)

/s/ L. William Heiligbrodt L. William Heiligbrodt	Director

/s/ John R. Huff John R. Huff	Director

/s/ Don D. Jordan Don D. Jordan	Director

/s/ Michael E. Patrick Michael E. Patrick	Director

James L. Payne	Director

/s/ William H. White William H. White	Director

EXHIBIT INDEX

4.1	Certificate of Incorporation, as amended as of October 22, 1996 (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999).

4.2	Certificate of Amendment to Certificate of Incorporation, dated January 22, 1998 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999).

4.3	Certificate of Amendment to Certificate of Incorporation, dated May 10, 2001 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4.4	Certificate of Amendment to Certificate of Incorporation, dated January 31, 2006 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, dated September 26, 1996 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1996).

4.6	Amended and Restated Bylaws, as of December 6, 2007 (filed as Exhibit 3.1 to the Company’s Current Report of Form 8-K dated December 6, 2007).

4.7	Specimen Common Stock Certificate of BJ Services Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 33-35187)).

4.8	Amended and Restated Rights Agreement dated September 26, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-K dated October 21, 1996).

4.9	First Amendment to Amended and Restated Rights Agreement and Appointment of Rights Agent, dated March 31, 1997, among the Company, First Chicago Trust Company of New York and The Bank of New York (filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1997).

4.10	Second Amendment to Amended and Restated Rights Agreement dated as of September 26, 2002, between the Company and The Bank of New York (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 26, 2002).

4.11	Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 12, 2006).

4.12	First Supplemental Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 5.75% Senior Notes due 2011 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 12, 2006).

4.13	Third Supplemental Indenture, dated May 19, 2008, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee, with respect to the 6% Senior Notes due 2018 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008).

4.14	Amended and Restated 2003 Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on December 19, 2008).

5.1 *	Opinion of Andrews Kurth LLP.

23.1 *	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

23.2 *	Consent of Deloitte & Touche LLP.

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith